 As filed with the Securities and Exchange Commission on February 27, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                              -------------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------
                                  UTILX CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                                            91-1171716
--------------------------------------------------------------   -------------------------------------
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification Number)




                                    P.O. BOX 97009
                             KENT, WASHINGTON 98064-9709
                                    (253) 395-0200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                   CRAIG E. DAVIES
                               CHIEF EXECUTIVE OFFICER
                                  UTILX CORPORATION
                                    P.O. BOX 97009
                             KENT, WASHINGTON 98064-9709
                                    (253) 395-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------------
                                      Copies to:
                                  EVELYN CRUZ SROUFE
                                   PERKINS COIE LLP
                            1201 THIRD AVENUE, 40TH FLOOR
                            SEATTLE, WASHINGTON 98101-3099
                                    (206) 583-8888
                            -----------------------------
   Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE SELLING SHAREHOLDERS.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      -----------------------------------------
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
             TITLE OF EACH CLASS                                           PROPOSED MAXIMUM          AMOUNT OF
      OF SECURITIES TO BE REGISTERED                      AMOUNT TO BE    AGGREGATE OFFERING      REGISTRATION FEE
                                                           REGISTERED         PRICE(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share ................. 182,474 shares       $1,077,737                $318
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the high and low sales prices of the Common Stock on February 23, 1998 ($5.90625).

                      -------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
----------
                                    182,474 Shares

                                  UTILX CORPORATION
                              --------------------------
                                     COMMON STOCK
                              --------------------------

     This Prospectus relates to up to 182,474 shares of Common Stock, par value $0.01 per share (the "Common Stock") of UTILX Corporation ("UTILX" or the "Company"). The Common Stock is traded on the Nasdaq National Market under the symbol "UTLX." On February 26, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $6.0625 per share.

                              --------------------------
     The shares of Common Stock of UTILX offered hereby (the "Shares") may be sold from time to time by a certain stockholder of the Company (the "Selling Stockholder") in transactions in the over-the-counter market through the Nasdaq National Market ("Nasdaq"), or on one or more other securities markets and exchanges, in privately negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. The Company will not receive any of the proceeds from the sale of the Shares. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company.

     The Shares offered hereby were acquired by the Selling Stockholder from the Company on January 29, 1998, in connection with the exercise of a warrant and a holder's put option pursuant to a Stock Purchase Warrant dated June 14, 1993, and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the Shares under the Act to allow for future sales by the Selling Stockholder to the public without restriction. In connection with any sales, the Selling Stockholder and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Act. See "Plan of Distribution."

THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS"
                               BEGINNING ON PAGE 5.

                            -----------------------------
      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------------

                   The date of this Prospectus is _________, 1998.

                                  TABLE OF CONTENTS

Forward-Looking Information. . . . . . . . . . . . . . . . . . . . . . . .   2
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents
     by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Selling Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                             FORWARD-LOOKING INFORMATION

     This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and the Company's future results of operations or financial position are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.


                                AVAILABLE INFORMATION

     UTILX is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding UTILX. Material filed by UTILX can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, also are available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, UTILX CORPORATION, P.O. Box 97009, KENT, WASHINGTON 98064-9709, TELEPHONE NUMBER
(253) 395-0200.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-16821) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1997; and

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 29, 1988, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.


                                     THE COMPANY

     UTILX is a specialty service provider to electric, telecommunications, natural gas and other utilities and contractors, primarily in the United States. Additionally, UTILX provides drilling equipment to contractors and other users outside of the United States. The Company's primary service, which it markets primarily under the FlowMole-Registered Trademark- name, is installing and replacing underground cables and pipes using its trenchless drilling technology. The Company sells its FlowMole drilling systems and related products in international markets. The Company also provides its CableCure-Registered Trademark- service to utility customers for injecting a silicon fluid into electric and telephone cables to repair or prevent water damage. The Company acquired worldwide exclusive licensing rights to the CableCure process in 1991. UTILX is a Delaware corporation. The mailing address of UTILX's principal executive offices is P.O. Box 97009, Kent, Washington 98064-9709, and its telephone number is (253) 395-0200.

                                     RISK FACTORS

     THE COMPANY IDENTIFIES THE FOLLOWING IMPORTANT FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY RESULTS THAT MIGHT BE PROJECTED, FORECAST, ESTIMATED OR BUDGETED BY THE COMPANY AS FORWARD-LOOKING INFORMATION. ALL SUCH FACTORS ARE DIFFICULT TO PREDICT AND THE MAJORITY ARE BEYOND THE CONTROL OF THE COMPANY. PROSPECTIVE PURCHASERS SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE INFORMATION STATED BELOW. SEE "FORWARD-LOOKING INFORMATION."

COMPETITION

     The Company has experienced a long-term trend of declining prices for guided boring (FlowMole) services, particularly for smaller diameter utility installations, due to competitive pressures and changes in utility bidding practices. This trend has also caused the Company to lower its prices for CableCure injection services, which are priced at a discount to replacement costs, including replacement via guided boring. In addition, the Company's utility customers are increasing their requests for "turnkey" installation, replacement and restoration services, requiring their drilling contractors to take responsibility for switching circuits, terminating circuits, and other non-incidental tasks. These tasks require additional equipment and labor, and the cost increases can offset any price increase the Company is able to negotiate for the expansion of its services. The overall trend of falling prices for installation and replacement services is expected to continue into the future, as more customers award work based on competitive bidding, more customers require their drilling contractors to perform additional tasks as part of the drilling contract, and more conventional contractors acquire drilling capabilities in order to enter into this segment of the construction industry. This trend will continue to put downward pressure on the market price for CableCure Services. The Company cannot predict the ultimate duration or the magnitude of these decreases.

SEASONAL FACTORS

     Weather and other seasonal factors may decrease the Company's revenues and profits in any given period. Adverse weather may preclude the Company from operating its FlowMole drilling systems or providing its CableCure services at certain times of the year. In addition, the Company believes that the regular budgetary cycles of certain of its North American utility customers tend to concentrate demand for the Company's services during the third quarter of its fiscal year (the fourth quarter of the calendar year), although other budgetary factors described below may override this trend in any given quarter. As a result of these factors, results of operation in any given fiscal quarter are not necessarily indicative of results in any other fiscal quarter.

UTILITIES' BUDGETARY CONSIDERATIONS

     Budgetary considerations arising from unfavorable regulatory determinations on matters such as rate-setting, capitalization of services performed by the Company, or siting of power production facilities; or from reductions in new housing starts, reductions in electric utility revenues due to mild weather, and general economic downturns have affected the ability of some of the Company's utility customers to sustain their cable replacement or other maintenance programs and accordingly adversely impact the Company's revenues and profits. Although the Company has broadened its customer base, one customer generates a significant portion of the Company's consolidated revenues, and a small number of customers generate more than half of its CableCure revenues. Because cable replacement, restoration and other maintenance programs are, to a substantial extent, deferrable and the Company's contracts with its utility customers permit termination of orders on relatively short notice, postponement or cancellation of such programs by customers can interject substantial volatility into the Company's revenues and profits. Such factors resulted in deferrals of significant CableCure projects scheduled for the third quarter of fiscal 1998.

DOW CORNING CORPORATION

     The Company purchases its CableCure fluid exclusively from Dow Corning. In May 1995, Dow Corning filed for protection under Chapter 11. While the Company has been informed by Dow Corning that it intends to continue the CableCure business, there can be no assurance that Dow Corning or the bankruptcy court will not take action to amend or terminate the CableCure license agreement.

FLORIDA SUBCONTRACT NEGOTIATIONS

     The Company is a party to an agreement (the "underlying agreement") under which it utilizes a single Florida-based subcontractor for performance of certain CableCure injection tasks for Florida Power & Light through January 2000. The underlying agreement calls for the Company to pay the subcontractor a percentage of the amount charged to Florida Power & Light for certain services defined in the underlying agreement. The Company agreed to new pricing in its contract with Florida Power & Light in the first quarter of fiscal 1998. The Company is in a dispute with this subcontractor, over amounts to be paid to the subcontractor effective April 1, 1997. An interim agreement, subject to retroactive adjustments, was agreed to by the Company and the subcontractor for the period April 1, 1997 to May 31, 1997. The subcontractor is continuing to perform the injection services required by the Company under the underlying agreement. The Company believes that payments made to the subcontractor subsequent to April 1, 1997 are in conformity with the underlying agreement. The subcontractor claims to be entitled to a percentage of additional amounts. On October 31, 1997, the Company filed suit against the subcontractor in Florida, seeking resolution of the price dispute, among other matters. There can be no assurance that the final price settled upon for payments to the subcontractor will not result in any adverse effect on the gross profit realized by the Company under its contract with Florida Power & Light. Based on the footage injected by the subcontractor during the first three quarters of fiscal 1998, management of the Company does not anticipate that the final resolution of this matter will result in any material adverse impact on the results of operations or on the Company's consolidated financial position or liquidity. The subcontractor may continue injection services until this matter is resolved, which will serve to increase the total amount of footage subject to the pricing dispute.

YEAR 2000 COMPLIANCE

     The Company has determined that many of its computer software applications do not accurately adjust for the year 2000. The Company has decided to replace virtually all of its management information systems with new enterprise wide software. The software selected is certified by the vendor to be year 2000 compliant. The Company expects to incur an increased level of operating expenses during the fourth quarter of fiscal 1998, largely due to costs associated with the planning and design of the software. Total expenditures are anticipated to be between $2 million and $3 million, including internal labor costs. However, there can be no assurance that the Company will not determine that it is necessary to incur additional expenditures, which could be material. The implementation of the new system is scheduled for no later than the third quarter of fiscal 1999.

     The Company has begun contacting its major vendors and customers to obtain their assurance that systems affecting the Company are year 2000 compliant. To date, the Company is unaware of any situations of noncompliance that would adversely affect its operations. The Company has also analyzed its equipment and its operations and has not identified any processes that depend upon software that is date sensitive or otherwise subject to risks associated with the year 2000.

REVENUES FROM ASIA

     Due to adverse developments affecting the general economy in many Asian countries, the Company does not expect significant levels of sales of FlowMole drilling equipment to customers in Asia in the foreseeable future. However, because the Company's largest markets for equipment sales in Asia are Japan and Taiwan, countries less adversely impacted by economic factors than other Asian countries, the Company does expect to continue to complete some level of equipment sales. Also, the Company's Korean CableCure licensee has temporarily suspended much of its operations. Revenue from Korea CableCure activities was not material in the nine months ended December 31, 1997.

     Because of the adverse developments affecting the general economy in Asian countries, the Company may be required to pay for drilling systems that it ordered in early 1997 in advance of opportunities to sell those drilling systems. The Company ordered 55 drilling systems, and the delivery of 34 drills and 24 field power units had been accepted as of December 31, 1997. The Company will be required to accept delivery of the remaining drilling systems by the end of fiscal 1999. The total committed expenditures for such equipment to be delivered after December 31, 1997 is approximately $2.5 million. This equipment may also be used to add capacity in the Company's North American operations; however, there can be no assurance of the Company's ability to absorb all of the remaining drilling systems in its internal operations.

FOREIGN CURRENCY FLUCTUATIONS

     The Company's financial results are affected by fluctuations in certain foreign currencies, particularly the British Pound Sterling and the German Deutschemark. Most of the Company's exposure to foreign currency fluctuations is derived from the operations of the Company's wholly-owned subsidiary in the United Kingdom.


                                 SELLING STOCKHOLDER

     The following table provides certain information regarding the Selling Stockholder and the number of Shares being offered by it.



                                                             SHARES THAT MAY BE SOLD       SHARES BENEFICIALLY OWNED AFTER OFFERING
                                                            --------------------------     ----------------------------------------
                                        SHARES BENEFICIALLY                PERCENTAGE OF
                                          OWNED PRIOR TO                    COMMON STOCK                   PERCENTAGE OF COMMON
         NAME AND ADDRESS                    OFFERING           AMOUNT      OUTSTANDING      AMOUNT         STOCK OUTSTANDING
----------------------------------          ------------     ------------    -----------  ------------   ------------------------
FlowMole Partners, a Research and              182,474         182,474         2.5%            0                    --
Development Limited Partnership, a
Washington limited partnership
c/o Waterjet Technology, Inc.
General Partner
21414 68th Ave. South
Kent, Washington 98032



     The securities offered hereby are for the account of FlowMole Partners, a Research and Development Limited Partnership, a Washington limited partnership ("FM Partners"). Prior to the offering contemplated hereby, FM Partners beneficially owned 182,474 shares. Up to 182,474 shares may be sold in the offering.

     In the past, UTILX has had several contracts with FM Partners, including research and development agreements and licensing agreements. Pursuant to a Settlement Agreement dated June 14, 1993, under which disputes concerning various agreements between the parties were settled, FM Partners received a Stock Purchase Warrant (the "Warrant") to purchase 600,000 shares of the Company's Common Stock at $5.50 per share. FM Partners acquired the Shares on January 29, 1998, when it exercised the Warrant and a holder's option, which allowed FM Partners to put the shares back to the Company at their current value. As permitted by the Warrant, the Company elected to pay the difference between the Warrant exercise price and the current value of the Warrant shares by issuing 182,474 shares of Common Stock to FM Partners.


                                   USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.


                                 PLAN OF DISTRIBUTION

     The shares of Common Stock of UTILX are traded on the Nasdaq National Market. The Shares may be sold from time to time by the Selling Stockholder in transactions in the over-the-counter market through Nasdaq, or on one or more other securities markets and exchanges, in privately negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. In connection with any sales, the Selling Stockholder and any broker-dealers who participate in a sale of shares of Common Stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares of Common Stock as principal, any profits received on the resale of such shares of Common Stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The rules of the Commission generally prohibit underwriters, brokers, dealers and certain other persons engaged or participating in the distribution of the Shares from making a market in such Shares during the "cooling off" period preceding the commencement of such distribution.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Pursuant to a Registration Rights Agreement with the Selling Stockholder, UTILX has agreed to bear all expenses of registering the shares. Additionally, UTILX has agreed to indemnify the Selling Stockholder, and any underwriters offering securities on behalf of the Selling Stockholder, against certain liabilities, including liabilities under the Act.

     There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered hereunder. It is anticipated that this offering will remain in effect for 120 days or until the shares offered hereunder have been sold, whichever is earlier.


                                       EXPERTS

     The consolidated financial statements of UTILX Corporation as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Perkins Coie LLP, Seattle, Washington.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

           NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              --------------------------













-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    182,474 SHARES

                                  UTILX CORPORATION

                                     COMMON STOCK
                             (PAR VALUE $0.01 PER SHARE)



                               -----------------------
                                      PROSPECTUS
                               -----------------------






                                             , 1998
                                   ----------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts payable, by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the Commission registration fee and the Nasdaq National Market listing fee.

       Commission registration fee . . . . . . . . . . . . . . . .   $    318
       Nasdaq National Market listing fee. . . . . . . . . . . . .      3,730
       Printing and engraving expenses . . . . . . . . . . . . . .      2,500
       Legal fees and expenses . . . . . . . . . . . . . . . . . .     10,000
       Accounting fees and expenses. . . . . . . . . . . . . . . .      5,000
       Miscellaneous fees and expenses . . . . . . . . . . . . . .        452
                                                                       -------
            Total. . . . . . . . . . . . . . . . . . . . . . . . .   $ 22,000
                                                                       -------
                                                                       -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     Section 10 of the Registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, Board approval is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 16 of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 16 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant's officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which the Registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, the Registrant's outside directors are covered by a similar insurance policy.

ITEM 16.  EXHIBITS

                         5.1    Opinion of Perkins Coie, counsel to the
                                Registrant

                         23.1   Consent of Coopers & Lybrand L.L.P.,
                                independent accountants


                         23.3   Consent of Perkins Coie (contained in
                                Exhibit 5.1)

                         24.1   Power of attorney (contained on Page II-4)

ITEM 17.  UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D.   The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 24th day of February, 1998.

                                   UTILX CORPORATION

                                    /s/ Craig E. Davies
                                   ----------------------------------
                                   By:  Craig E. Davies
                                        President and
                                        Chief Executive Officer


     Each person whose individual signature appears below hereby authorizes Craig E. Davies, Larry D. Pihl, Thomas L. Markl or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of February, 1998.

          SIGNATURE                          TITLE
         ----------                         -------

/s/ Craig E. Davies
----------------------------  President and Chief Executive Officer (Principal
    Craig E. Davies           Executive Officer)

/s/  Larry D. Pihl
----------------------------  Vice President, Chief Financial Officer and
     Larry D. Pihl            Treasurer (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ Stanley J. Bright         Director
-----------------------------
    Stanley J. Bright

/s/  John D. Durbin           Director
-----------------------------
     John D. Durbin

/s/  John W. Ellis            Director
-----------------------------
     John W. Ellis

/s/  Walter M. Higgins        Director
-----------------------------
     Walter M. Higgins

/s/  Robert E. Runice         Director
-----------------------------
     Robert E. Runice

/s/  William M. Weisfield     Director
-----------------------------
     William M. Weisfield

                                    EXHIBIT INDEX
                                                                   SEQUENTIALLY
EXHIBIT                                                               NUMBER
NUMBER                                                                 PAGE
-------                                                            -------------
 5.1      Opinion of Perkins Coie, counsel to the Registrant

23.1      Consent of Coopers & Lybrand L.L.P., independent accountants

23.3      Consent of Perkins Coie (contained in Exhibit 5.1)

24.1      Power of attorney (contained on Page II-4)